                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement No. 33-85736 on Form S-4 dated April 25, 1996; No. 33-60513 on Form S-8 dated July 23, 1995; No. 33-98246 on Form S-8 dated August 17, 1994; and No. 33-80030 on
Form S-3 dated June 20, 1994 of our report dated April 22, 1996 with respect to the financial statements of Greater Miami Dialysis Centers, Inc. for the year ended December 31, 1995, included in the Current Report on Form 8-K of Vivra, Incorporated, dated April 30, 1996, filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG LLP


Los Angeles, California
April 29, 1996